Exhibit 3.2
Jo-Ann Stores, Inc.
Amended and Restated Code of Regulations
ARTICLE I
SHAREHOLDERS
     SECTION 1. Annual Meeting. The annual meeting of the shareholders of the Company for the election of Directors, the consideration of reports to be laid before the meeting, and the transaction of such other business as may properly be brought before the meeting shall be held in the place described in the Articles of Incorporation as the place where the principal office of the Company is or is to be located, or at such other place either within or without the State of Ohio as may be designated by the Board of Directors, the Chairman of the Board, or the President and specified in the notice of the meeting, at 3:30 o’clock p.m., on the first Monday of June in each year, or at such other time and on such other date (not, however, earlier than May 1 or later than June 30 in any year) as the Board of Directors may determine.
     SECTION 2. Special Meetings. Special meetings of the shareholders of the Company may be held on any business day when called by the Chairman of the Board, the President, a Vice President, the Board of Directors acting at a meeting, a majority of the Directors acting without a meeting, or persons who hold fifty percent of all the shares outstanding and entitled to vote thereat. Upon request in writing delivered either in person or by registered mail to the President or the Secretary by any persons entitled to call a meeting of all shareholders, that officer shall forthwith cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not less than ten or more than sixty days after receipt of the request, as that officer may fix; if the notice is not given within thirty days after the delivery or mailing of the request, the persons calling the meeting may fix the time of the meeting and give notice thereof in the manner provided by law or as provided in these Regulations or cause the notice to be given by any designated representative. Each special meeting shall be called to convene between nine o’clock a.m. and four o’clock p.m., and shall be held at the principal office of the Company unless the meeting is called by the Directors, acting with our without a meeting, in which case the meeting may be held at any place either within or without the State of Ohio designated by the Board of Directors and specified in the notice of the meeting.
     SECTION 3. Notice of Meetings. Not less than ten or more than sixty days before the date fixed for a meeting of the shareholders, written notice stating the time, place, and purposes of the meeting shall be given by or at the direction of the Secretary, or any other person or persons required or permitted by these Regulations to give the notice. The notice shall be given by personal delivery or by mail to each shareholder entitled to notice of the meeting who is of record as of the day next preceding the day on which notice is given or, if a record date therefore is duly fixed, of record as of that date; if mailed, the notice shall be addressed to the shareholders at their respective addresses as they appear on the records of the Company. Notice of the time, place, and purposes of any meeting of the shareholders may be waived in writing, either before or after the holding of the meeting, by any shareholder, which writing shall be filed with or entered upon the records of the Company. Attendance of any shareholder at any meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of the meeting.
     SECTION 4. Quorum; Adjournment. Except as may be otherwise provided by law or by the Articles of Incorporation, at any meeting of the shareholders the holders of shares entitling them to exercise a majority of the voting power of the Company present in person or by proxy shall constitute a quorum for the meeting, except that no action required by law, the Articles, or these Regulations to be authorized or taken by a designated proportion of the shares of any particular class or of each class of the Company may be authorized or taken by a lesser proportion and except that the holders of a majority of the voting shares represented thereat, whether or not a quorum is present, may adjourn the meeting from time to time; if any meeting is adjourned, notice of adjournment need not be given if the time and place to which the meeting is adjourned are fixed and announced at the meeting.
     SECTION 5. Action Without a Meeting. Any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in writing or writings signed by or on behalf of, all of the shareholders who would be entitled to notice of a meeting of the shareholders held for the purpose, which writing or writings shall be filed with or entered upon the records of the Company.

     SECTION 6. Proxies. Persons entitled to vote shares or to act with respect to shares may vote or act in person or by proxy. The person appointed as proxy need not be a shareholder. Unless the writing appointing a proxy otherwise provides, the presence at a meeting of the person who appointed a proxy shall not operate to revoke the appointment. Notice to the Company, in writing or in open meeting, of the revocation of the appointment of a proxy shall not affect any vote or act previously taken or authorized.
     SECTION 7. Approval and Ratification of Acts of Officers and Directors. Except as otherwise provided by the Articles of Incorporation or by law, any contract, act, or transaction, prospective or past, of the Company or of the Board of Directors or of any Director or officer may be approved or ratified by the affirmative vote in person or by proxy of the holders of record of a majority of the shares held by persons not interested in the contract, act, or transaction and entitled to vote in the election of Directors (without regard to voting powers which may thereafter exist upon a default, failure, or other contingency), which approval or ratification shall be as valid and binding as though affirmatively voted for or consented to by every shareholder of the Company.
     SECTION 8. Order of Business.
     (a) The Chairman of the Board, or such other officer of the Company as may be designated by the Board of Directors, will call meetings of the shareholders to order and will preside at the meetings. The presiding officer will determine the order of business at the meeting and have the authority to regulate the conduct of the meeting, including (i) limiting the persons (other than shareholders and their duly appointed proxies) who may attend the meeting and (ii) establishing rules of conduct and such other procedures as the presiding officer may deem appropriate for the orderly conduct of the meeting.
     (b) At an annual meeting of the shareholders, only such business as is properly brought before the meeting will be considered. To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement to that notice) given in accordance with Section 3 of this ARTICLE I, (ii) brought before the meeting by the presiding officer or by or at the direction of the Board of Directors, or (iii) properly requested by a shareholder to be brought before the meeting in accordance with subsection (c) of this Section 8.
     (c) For business to be properly requested by a shareholder to be brought before an annual meeting of the shareholders, the shareholder must (i) be a shareholder of the Company of record at the time of the giving of the notice of the annual meeting and at the time of the annual meeting, (ii) be entitled to vote at the annual meeting, and (iii) have given timely written notice of the business to the Secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Company not later than the close of business on the ninetieth calendar day, and not earlier than the opening of business on the one hundred twentieth calendar day, prior to the annual meeting; except that, if the first public announcement of the date of the annual meeting is not made at least one hundred days prior to the date of the annual meeting, notice by the shareholder will be timely if it is delivered or received not later than the close of business on the tenth calendar day after the first public announcement of the date of the annual meeting and not earlier than the opening of business on the one hundred twentieth calendar day prior to the annual meeting. A shareholder’s notice must set forth, as to each matter the shareholder proposes to bring before the annual meeting, (A) a description in reasonable detail of the business proposed to be brought before the meeting, (B) the name and address, as they appear on the Company’s books, of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class and number of shares that are owned of record and beneficially by the shareholder and by any such beneficial owner, and (D) any material interest that the shareholder or any such beneficial owner may have in the business. This Section 8(c) will not affect any rights that the shareholder may have under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, to request the inclusion of proposals in the Company’s proxy statement.
     (d) At a special meeting of the shareholders, only such business as is properly brought before the meeting will be conducted. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement to that notice) given in accordance with Section 2 or Section 3 of this ARTICLE I, or (ii) brought before the meeting by the presiding officer or by or at the direction of the Board of Directors.

     (e) The determination of whether any business sought to be brought before any annual meeting or special meeting of the shareholders is properly brought in accordance with this Section 8 will be made by the presiding officer of the meeting. If the presiding officer determines that any business is not properly brought before the meeting, he or she will so declare to the meeting, and the business will not be considered or acted upon.
ARTICLE II
BOARD OF DIRECTORS
     SECTION 1. Number; Election; Term of Office. The number of Directors may be fixed or changed (a) by the shareholders at any meeting of shareholders called to elect Directors at which a quorum is present, by the vote of a majority of the shares represented at the meeting and entitled to vote in the election of Directors, except that, if the Board of Directors has not, by the vote of a majority of the Directors then in office, approved the change in the number of Directors prior to the meeting, the vote of the holders of two-thirds of the shares outstanding and entitled to vote in the election of Directors will be required to approve the change, or (b) by the Board of Directors by the vote of a majority of the Directors then in office, except that, after the number of Directors has been fixed by the shareholders, the Directors may not increase or decrease the number of Directors by more than three; provided that the Directors may not increase or decrease the number of Directors in any class by more than one if the Directors in that class have a remaining term of more than one year pursuant to the proviso in the immediately succeeding sentence. Directors shall be elected at the annual meeting of shareholders to serve until the next annual meeting of shareholders and thereafter until their respective successors are elected; provided, that any Director previously elected to a class for a longer term before the annual meeting of shareholders held in 2007 shall hold office for the entire term for which he or she was originally elected. In case of any increase in the number of Directors after the annual meeting of shareholders held in 2007, any additional Directors elected to the Board of Directors shall hold office until the next annual meeting of shareholders and thereafter until their respective successors are elected.
     SECTION 2. Vacancies. In the event of the occurrence of any vacancy or vacancies in the Board of Directors, however caused, the remaining Directors, though less than a majority of the whole authorized number of Directors, may, by the vote of a majority of their number, fill any such vacancy for the balance of the unexpired term.
     SECTION 3. Nomination of Candidates for Election as Directors.
     (a) At a meeting of the shareholders at which Directors are to be elected, only persons properly nominated as candidates will be eligible for election as Directors. Candidates may be properly nominated either (i) by the Board of Directors or (ii) by any shareholder in accordance with subsection (b) of this Section 3.
     (b) For a shareholder properly to nominate a candidate for election as a Director at a meeting of the shareholders, the shareholder must (i) be a shareholder of the Company of record at the time of the giving of the notice of the meeting and at the time of the meeting, (ii) be entitled to vote at the meeting in the election of Directors, and (iii) have given timely written notice of the nomination to the Secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Company not later than the close of business on the ninetieth calendar day, and not earlier than the opening of business on the one hundred twentieth calendar day, prior to the meeting; except that, if the first public announcement of the date of the meeting is not made at least one hundred days prior to the date of the meeting, notice by the shareholder will be timely if it is delivered or received not later than the close of business on the tenth calendar day after the first public announcement of the date of the meeting and not earlier than the opening of business on the one hundred twentieth calendar day prior to the meeting. A shareholder’s notice must set forth, as to each candidate, all of the information about the candidate required to be disclosed in a proxy statement complying with the rules of the Securities and Exchange Commission used in connection with the solicitation of proxies for the election of the candidate as a Director. If the officer presiding at the meeting determines that one or more of the candidates has not been nominated in accordance with these procedures, he or she will so declare at the meeting, and the candidates will not be considered or voted upon at the meeting.
     SECTION 4. Organization Meeting. Immediately after each annual meeting of the shareholders, the newly elected Directors shall hold an organization meeting for the purpose of electing officers and transacting any other business. Notice of the organization meeting need not be given.

     SECTION 5. Regular Meetings. Regular meetings of the Board of Directors may be held at such times and places within or without the State of Ohio as may be provided for in bylaws or resolutions adopted by the Board of Directors and upon such notice, if any, as shall be so provided. Unless otherwise indicated in the notice of a regular meeting, any business may be transacted at that regular meeting.
     SECTION 6. Special Meetings. Special meetings (including “telephone” meetings) of the Board of Directors may be held at any time within or without the State of Ohio (or through use of telephone or other communications equipment if all persons participating can hear each other) upon call by the Chairman of the Board, the President, a Vice President, or any two Directors. Written notice of the time and place of each special meeting shall be given to each Director either by personal delivery or by mail, telegram, or cablegram at least two days before the meeting, which notice need not specify the purposes of the meeting, except that attendance of any Director at any special meeting (or participation in a meeting employing telephone or other communications equipment) without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of the meeting and except that notice of a special meeting may be waived in writing, either before or after the holding of the meeting, by any Director, which writing shall be filed with or entered upon the records of the Company. Unless otherwise indicated in the notice of a special meeting, any business may be transacted at that special meeting.
     SECTION 7. Quorum; Adjournment. A quorum of the Board of Directors at an organization, regular, or special meeting shall consist of a majority of the Directors then in office, except that a majority of the Directors present at a meeting duly held, whether or not a quorum is present, may adjourn the meeting from time to time; if any meeting is adjourned, notice of adjournment need not be given if the time and place to which the meeting is adjourned are fixed and announced at the meeting. At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by a majority vote of those present except as in the Articles of Incorporation or these Regulations otherwise expressly provided.
     SECTION 8. Action Without a Meeting. Any action which may be authorized or taken at a meeting of the Board of Directors may be authorized or taken without a meeting with the affirmative vote or approval of, and in writings or writings signed by, all of the Directors, which writing or writings shall be filed with or entered upon the records of the Company.
     SECTION 9. Committees. The Board of Directors may at any time appoint from its members an Executive, Finance, or other committee or committees, consisting of such number of members, not less than three of the Board of Directors may deem advisable, together with such alternates as the Board of Directors may deem advisable, to take the place of any absent member or members at any meeting of the committee. Each member and each alternate shall hold office during the pleasure of the Board of Directors. Any committee shall act only in the intervals between meetings of the Board of Directors and shall have such authority of the Board of Directors as may, from time to time, be delegated by the Board of Directors, except the authority to fill vacancies in the Board of Directors or in any committee of the Board of Directors. Subject to these exceptions, any person dealing with the Company shall be entitled to rely upon any act or authorization of an act by any committee to the same extent as an act or authorization of the Board of Directors. Each committee shall keep full and complete records of all meetings and actions, which shall be open to inspection by the Directors. Unless otherwise ordered by the Board of Directors, any committee may prescribe its own rules for calling and holding meetings, including telephone meetings, and for its own method of procedure, and may act at a meeting, including a telephone meeting, by a majority of its members or without a meeting by a writing or writings signed by all of its members.
ARTICLE III
OFFICERS
     SECTION 1. Election and Designation of Officers. The Board of Directors shall elect a President, a Secretary, and a Treasurer and, in its discretion, may elect a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board of Directors may deem necessary. The Chairman of the Board and the President shall be Directors, and no one of the other officers need be a Director. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if the instrument is required to be executed, acknowledged, or verified by two or more officers.
     SECTION 2. Term of Office; Vacancies. Each officer of the Company shall hold office until the next organization meeting of the Board of Directors and until his successor is elected or until his earlier resignation, removal from office, or death. The Board of Directors may remove any officer at any time with or without cause by a majority vote of the Directors then in office. Any vacancy in any office may be filled by the Board of Directors.
     SECTION 3. Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors, shall, unless that duty has been delegated by the Board of Directors to the President or another officer, preside at all meetings of shareholders, and shall have such authority and shall perform such other duties as may be determined by the Board of Directors.
     SECTION 4. President. The President shall preside at all meetings of the shareholders and at all meetings of the Board of Directors, except for meetings at which the Chairman of the Board, if any, presides in accordance with the preceding Section. Subject to directions of the Board of Directors and to the delegation by the Board of Directors to the Chairman of the Board of specific or general executive supervision, the President shall have general executive supervision over the property, business, and affairs of the Company. He may execute all authorized deeds, mortgages, bonds, contracts, and other obligations in the name of the Company and shall have such other authority and shall perform such other duties as may be determined by the Board of Directors.
     SECTION 5. Vice Presidents. The Vice Presidents shall, respectively, have such authority and perform such duties as may be determined by the Board of Directors.
     SECTION 6. Secretary. The Secretary shall keep the minutes of meetings of the shareholders and of the Board of Directors. He shall keep such books as may be required by the Board of Directors, shall give notices of meetings of the shareholders and of meetings of the Board of Directors required by law or by these Regulations or otherwise, and shall have such authority and shall perform such other duties as may be determined by the Board of Directors.
     SECTION 7. Treasurer. The Treasurer shall receive and have in charge all money, bills, notes, bonds, securities of other corporations, and similar property belonging to the Company and shall do with this property as may be ordered by the Board of Directors. He shall keep accurate financial accounts and hold them open for the inspection and examination of the Directors and shall have such authority and shall perform such other duties as may be determined by the Board of Directors.
     SECTION 8. Other Officers. The Assistant Secretaries and Assistant Treasurers, if any, and any other officers whom the Board of Directors may elect shall, respectively, have such authority and perform such duties as may be determined by the Board of Directors.
     SECTION 9. Delegation of Authority and Duties. The Board of Directors is authorized to delegate the authority and duties of any officers to any other officer and generally to control the actions of the officers and to require the performance of duties in addition to those mentioned herein.
ARTICLE IV
COMPENSATION OF AND TRANSACTIONS WITH
DIRECTORS, OFFICERS, AND EMPLOYEES
     SECTION 1. Directors and Members of Committees. Members of the Board of Directors and members of any committee of the Board of Directors shall, as such, receive such compensation, which may be either a fixed sum for attendance at each meeting of the Board of Directors or at each meeting of the committee or stated compensation payable at intervals, or shall otherwise be compensated as may be determined by or pursuant to authority conferred by the Board of Directors or any committee of the Board of Directors, which compensation may be in different amounts for various members of the Board of Directors or any committee. No member of the Board of Directors and no members of any committee of the Board of Directors shall be disqualified from being counted in the determination of a quorum or from acting at any meeting of the Board of Directors or of a committee of the Board of

Directors by reason of the fact that matters affecting his own compensation as a Director, member of a committee of the Board of Directors, officer, or employee are to be determined.
     SECTION 2. Officers and Employees. The compensation of officers and employees of the Company, or the method of fixing their compensation, shall be determined by or pursuant to authority conferred by the Board of Directors or any committee of the Board of Directors. Compensation may include pension, disability, and death benefits, and may be by way of fixed salary, on the basis of earnings of the Company, any combination thereof, or otherwise, as may be determined or authorized from time to time by the Board of Directors or any committee of the Board of Directors.
     SECTION 3. Transactions with Directors, Officers, and Employees. No contract, act, or transaction shall be void, or be voidable by the Company, for the reason that it is between the Company and one or more of the directors, officers, or employees of the Company or between the Company and another corporation, partnership, joint venture, trust, or other enterprise in which one or more of the directors, officers, or employees of the Company are directors, trustees, or officers or have a financial or personal interest or for the reason that one or more interested directors, officers, or employees of the Company participate in a vote at the meeting of the Board of Directors or a committee thereof which authorizes the contract, act, or transaction if, in any such case, the contract, act, or transaction is approved, ratified or authorized in the manner prescribed in these Regulations or by law.
ARTICLE V
INDEMNIFICATION
     SECTION 1. Third Party Actions. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action or suit by or in the right of the Company), by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.
     SECTION 2. Derivative Actions. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to be the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue, or matter as to which that person shall have been finally adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the Court of Common Pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for such expenses as the Court of Common Pleas or the other court shall deem proper.
     SECTION 3. Rights After Successful Defense. To the extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 1 or Section 2, or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

     SECTION 4. Other Determinations of Rights. Except in a situation governed by Section 3, any indemnification under Section 1 or Section 2 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2. The determination shall be made (a) by a majority vote, at a meeting of directors, of those directors who constitute a quorum and who were not and are not parties to or threatened with any such action, suit, or proceeding or (b) if such a quorum is not obtainable (or even if obtainable) and a majority of disinterested directors so directs, in a written opinion by independent legal counsel (compensated by the Company) or (c) by the affirmative vote in person or by proxy of the holders of record of a majority of the shares held by persons who were not and are not parties to or threatened with any such action, suit, or proceeding and entitled to vote in the election of directors, without regard to voting power which may thereafter exist upon a default, failure, or other contingency or (d) by the Court of Common Pleas or the court in which such action, suit, or proceeding was brought.
     SECTION 5. Advances of Expenses. Expenses (including attorneys’ fees) incurred in defending any action, suit, or proceeding referred to in Section 1 or Section 2 may be paid by the Company in advance of final disposition of the action, suit, or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay the amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company.
     SECTION 6. Purchase of Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against liability under the provisions of this Article or of the Ohio General Corporation Law.
     SECTION 7. Mergers. In the case of a merger into this Company of a constituent corporation which, if its separate existence had continued, would have been required to indemnify directors, trustees, officers, employees, or agents in specified situation, any person who served as a director, officer, employee, or agent of the constituent corporation, or served at the request of the constituent corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall be entitled to indemnification by this Company (as the surviving corporation) to the same extent he would have been entitled to indemnification by the constituent corporation, if its separate existence had continued.
     SECTION 8. Non-Exclusivity; Heirs. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled as a matter of law or under the Articles of Incorporation, these Regulations, any agreement, vote of shareholders or disinterested directors, any insurance purchased by the Company, or otherwise, both as to action in his official capacity and as to action in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.
ARTICLE VI
RECORD DATES
     For any lawful purpose, including, without limitation, the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of the shareholders, the Board of Directors may fix a record date in accordance with the provisions of the Ohio General Corporation Law. The record date for the purpose of the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of the shareholders shall continue to be the record date for all adjournments of the meeting unless the Board of Directors or the persons who shall have fixed the original record date shall cause notice thereof and of the date to which the meeting shall have been adjourned to be given to shareholders of record as of the newly fixed date in accordance with the same requirements as those applying to a meeting newly called. The Board of Directors may close the share transfer books against transfers of shares during the whole or any part of the period provided for in this Article, including the date of the meeting of the shareholders and the period ending with the date, if any, to which adjourned. If no record date is fixed therefore, the record date for determining the shareholders who are entitled to receive notice of or to vote at a meeting of the shareholders shall be the date next preceding the day on which notice is given or the date next preceding the day on which the meeting is held, as the case may be.
ARTICLE VII
CERTIFICATES FOR SHARES
     SECTION 1. Form of Certificates and Signatures. Each holder of shares shall be entitled to one or more certificates, signed by the Chairman of the Board, the President, or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer of the Company, which shall certify the number and class of shares held by him in the Company, but no certificate for shares shall be executed or delivered until the shares are fully paid. When a certificate is countersigned by an incorporated transfer agent or registrar, and the signature of any officer of the Company whose manual or facsimile signature is affixed to a certificate ceases to be that officer before the certificate is delivered, the certificate nevertheless shall be effective in all respects when delivered. The Board of Directors also may provide by resolution that some or all of any or all classes and series of shares of the Company shall be uncertificated shares to the extent permitted by the Ohio General Corporation Law.
     SECTION 2. Transfer of Shares. Shares of the Company shall be transferable upon the books of the Company by the holders thereof, in person, or by a duly authorized attorney, by a duly executed assignment and power of transfer, together with such proof of authenticity of the signatures to such assignment and power of transfer as the Company or its agents may reasonably require, and, if issued in certificated form, upon surrender and cancellation of certificates for a like number of shares of the same class or series.
     SECTION 3. Lost, Stolen, or Destroyed Certificates. The Company may issue a new certificate for shares in place of any certificate theretofore issued by it and alleged to have been lost, stolen, or destroyed; the Board of Directors may, however, in its discretion, require the owner, or his legal representatives, to give the Company a bond containing such terms as the Board of Directors may require to protect the Company or any person injured by the execution and delivery of a new certificate.
     SECTION 4. Transfer Agent and Registrar. The Board of Directors may appoint, or revoke the appointment of, transfer agents and registrars and may require all certificates for shares to bear the signatures of the transfer agents and registrars, or any of them.
ARTICLE VIII
AUTHORITY TO TRANSFER AND VOTE SECURITIES
     The Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer of the Company, and each such officer are authorized to sign the name of the Company and to perform all acts necessary to effect a sale, transfer, assignment, or other disposition of any shares, bonds, other evidences of indebtedness or obligations, subscription rights, warrants, or other securities of another corporation owned by the Company and to issue the necessary powers of attorney; and each such officer is authorized, on behalf of the Company, to vote the securities, to appoint proxies with respect thereto, to execute consents, waivers, and releases with respect thereto, or to cause any such action to be taken.
ARTICLE IX
CORPORATE SEAL
     The Ohio General Corporation Law provides in effect that the absence of a corporate seal from any instrument executed on behalf of the Company does not affect the validity of the instrument; if in spite of that provision a seal is imprinted on or attached, applied, or affixed to an instrument by embossment, engraving, stamping, printing, typing, adhesion, or other means, the impression of the seal on the instrument shall be circular in form and shall contain the name of the Company and the words “corporate seal”.

ARTICLE X
AMENDMENTS
     These Regulations may be amended, or new Regulations may be adopted, by the shareholders at a meeting held for that purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power on that proposal, or without a meeting by the written consent of the holders of shares entitling them to exercise two-thirds of the voting power on that proposal, except that, any amendment of the first sentence of Section 2, ARTICLE I, any amendment of Section 8, ARTICLE I, any amendment of the first sentence of Section 1, ARTICLE II, any amendment of Section 3, ARTICLE II, and any amendment of this ARTICLE X will require the affirmative vote of the holders of shares entitling them to exercise two-thirds of the voting power on that proposal, or without a meeting by the written consent of the holders of shares entitling them to exercise two-thirds of the voting power on that proposal, unless the Board of Directors, by the vote of a majority of the Directors then in office, approves the amendment. If the Regulations are amended or new Regulations are adopted without a meeting of the shareholders, the Secretary of the Company shall mail a copy of the amendment or the new Regulations to each shareholder who would have been entitled to vote thereon but did not participate in the adoption thereof.